Exhibit 4

(TRANSLATION)*

Development Bank of Japan Inc. Act

Promulgated:	June 13, 2007	by	Act No. 85 of 2007
Last Amended:	May 25, 2011	by	Act No. 49 of 2011

Chapter I

General Provisions

Article 1	Purpose

Development Bank of Japan Inc. (hereinafter referred to as the “Corporation”) shall be a joint stock company (kabushiki-kaisha) whose object is to maintain the foundations of investment and financing functions of long-term business funds as the Development Bank of Japan by conducting business activities utilizing the methods of combining investments and financing and other sophisticated financial methodologies, while maintaining the autonomy of management with the goal of realizing full-scale privatization, thereby contributing to smooth supply of funds to those who need long-term business funds, as well as to the sophistication of financial functions.

Article 2	Restriction on Use of Trade Name

1.	Any entity other than the Corporation shall not use the characters of Development Bank of Japan Inc. (Kabushiki Kaisha Nippon Seisaku Toshi Ginko), in its trade name.

2.	The provision of Article 6, Paragraph 2 of the Banking Act (Act No. 59 of 1981, as amended) shall not apply to the Corporation.

*	Transitional provisions and certain provisions regarding amendments of other laws reflecting the name change to Development Bank of Japan Inc. have been omitted.

Chapter II

Business Operations

Article 3	Scope of Business Operations

1.	The Corporation shall engage in the following business operations to attain its objectives:

(1)	To accept deposits (limited to certificates of deposit (CDs) and other deposits stipulated in the Cabinet Order);

(2)	To lend money;

(3)	To make capital contributions;

(4)	To guarantee the due performance of debts and obligations;

(5)	To sell and purchase Securities (other than those that fall within monetary claims represented by certificates set forth in Item (7), Short-term Notes, Etc.; the same in Item (8)) (other than those that fall within securities-related derivatives transactions (the securities-related derivatives transactions set forth in Article 28, Paragraph 8, Item (6) of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended); hereinafter in this Item and Item (11) the same), or enter into securities-related derivatives transactions (limited to those made for investment purposes), except in cases where these business operations fall within those operations referred to in Item (3);

(6)	To lend Securities;

(7)	To acquire or transfer monetary claims (including claims represented by certificates stipulated in the Ministry of Finance Ordinance such as negotiable bank deposit certificates);

(8)	To subscribe for Specified Bonds or Preferred Investment Securities issued by a Specified Purpose Company (limited to the cases where the Specified Purpose Company acquires only designated monetary claims or beneficial interests in trusts with which designated monetary claims are entrusted with cash proceeds derived from issue of those Specified Bonds or Preferred Investment Securities as set forth in the Asset Liquidation Plans, and except for, in case of Specified Bonds, Specified Short-term Notes), and other similar securities stipulated in the Ministry of Finance Ordinance (hereinafter in this Item referred to as the “Specified Bonds”) (except in cases where it is intended for secondary distribution (uridashi)), or to handle primary offering (boshu) of the Specified Bonds so subscribed;

(9)	To acquire or transfer Short-term Notes, Etc.;

(10)	To act as an agent or intermediary for execution of agreements which provides for lending money on behalf of banks (the banks set forth in Article 2, Paragraph 1 of the Banking Act (Act No. 59 of 1981, as amended); hereinafter the same) and other entities engaged in the financial business stipulated in the Cabinet Order;

(11)	To enter into derivatives transactions set forth in Article 2, Paragraph 20 of the Financial Instruments and Exchange Act (other than those that fall within the securities-related derivatives transactions), except in cases where these business operations fall within those operations referred to in Item (7);

(12)	To do the activities referred to in Article 2, Paragraph 8, Item (7) of the Financial Instruments and Exchange Act;

(13)	To do the activities referred to in Article 2, Paragraph 8, Item (9) of the Financial Instruments and Exchange Act (limited, in the case of the handling of primary offering or secondary distribution, to those to be conducted upon entrustment by financial instruments firms engaged in the type I financial instruments trading business set forth in Article 28, Paragraph 1 of the Financial Instruments and Exchange Act (the financial instruments firms set forth in Article 2, Paragraph 9 of the Financial Instruments and Exchange Act; hereinafter the same), and for such financial instruments firms);

(14)	To do the activities referred to in Article 2, Paragraph 8, Item (11) of the Financial Instruments and Exchange Act;

(15)	To do the activities referred to in Article 2, Paragraph 8, Item (13) of the Financial Instruments and Exchange Act;

(16)	To do the activities referred to in Article 2, Paragraph 8, Item (15) of the Financial Instruments and Exchange Act;

(17)	With respect to securities (including, if such securities are not issued, rights to be represented by such securities) or transactions referred to in each Item of Paragraph 2 of Article 33 of the Financial Instruments and Exchange Act, to do the activities set forth in each Item of said Paragraph (other than those referred to in Items (3), (5), (7) through (9), (11) and (13));

(18)	To provide other entities with consulting services regarding business transfer, merger, corporate split, share-for-share exchange (kabushiki kokan) or share transfer (kabushiki iten), or to act as a broker for these transactions;

(19)	To provide other entities with consulting services regarding management, and to conduct investigations or provide information as required for the business operations of other entities;

(20)	To conduct investigations, research or training regarding financial and other economic issues; and

(21)	To do activities incidental to each of the foregoing Items.

2.	In addition to the business operations of the preceding Paragraph, the Corporation may engage in such business activities as necessary to attain its object, subject to authorization of the Minister of Finance.

3.	“Securities” in Items (5) and (6) of Paragraph 1 and Paragraph 5 mean the securities set forth in Article 2, Paragraph 1 of the Financial Instruments and Exchange Act, and the rights which are deemed as securities as set forth in Article 2, Paragraph 2 of the Financial Instruments and Exchange Act.

4.	“Short-term Notes, Etc.” in Items (5) and (9) of Paragraph 1, and the next following Paragraph mean:

(1)	Short-term notes Etc. set forth in Article 66, Item (1) of the Act Concerning the Central Depositary System of Corporate Debentures, Shares, Etc. (Act No. 75 of 2001, as amended);

(2)	Short-term investment corporation notes set forth in Article 139-12, Paragraph 1 of the Act Concerning Investment Trusts and Investment Corporations (Act No. 198 of 1951, as amended);

(3)	Specified short-term notes set forth in Article 2, Paragraph 8 of the Act concerning Liquidation of Assets (Act No. 105 of 1998, as amended);

(4)	Rights to be indicated on debt securities (other than those having the nature of corporate debentures with stock acquisition rights (shinkabu-yoyaku-ken-tsuki shasai)) to be issued by foreign corporations, the ownership rights of which shall be determined based on the entries or recordings in the central depositary account register as prescribed by the Act Concerning the Central Depository System of Corporate Debentures, Shares, Etc., which satisfy all of the following requirements:

a.	The amount of each right is not less than JPY100 million;

b.	It is stipulated that the principal amount of such debt securities shall be redeemed on a definitely specified date which occurs a year after the date on which the aggregate amount of such rights is paid, and further that no payment shall be made in installments; and

c.	It is stipulated that interest shall become due and payable on the same date as the maturity date of the principal amount in Sub-item b.

5.	The business operations referred to in Paragraph 1, Item (7) (in the case of monetary claims represented by the certificates set forth in said Item which fall within Securities) and the business operations referred to in Paragraph 1, Item (9) (in the case of Short-term Notes, Etc.) shall include the business operations to do the activities referred to in Article 2, Paragraph 8, Items (1) through (6), and (8) through (10) of the Financial Instruments and Exchange Act.

6.	The terms “Specified Purpose Company,” “Asset Liquidation Plan,” “Specified Bonds,” “Specified Short-term Notes” or “Preferred Investment Securities” referred to in Paragraph 1, Item (8) mean the specified purpose company, asset liquidation plan, specified bonds, specified short-term debentures or preferred investment securities set forth in Article 2, Paragraphs 3, 4 or 7 through 9 of the Act concerning Liquidation of Assets, respectively.

7.	If the Corporation engages in the business activity referred to Paragraph 1, Item (10), the provision of Article 52-36, Paragraph 1 of the Banking Act and other provisions equivalent to that provision of said Paragraph which apply to those who engage in the financial business stipulated in the Cabinet Order set forth in Paragraph 1, Item (10) and are prescribed in the Cabinet Order, shall not apply.

Article 4	Application by Changing the Provisions of the Financial Instruments and Exchange Act to Read

1.	For the purpose of application of the provisions of the Financial Instruments and Exchange Act to the Corporation, the words and phrases indicated in the center columns of the table below in the provisions of that Act in the left columns shall be changed to read the words and phrases indicated in the right column, respectively:

Article 2, Paragraph 8	(referred to as the “Cooperative Financial Institutions”)	(referred to as the “Cooperative Financial Institutions”), Development Bank of Japan Inc.

Article 2, Paragraph 11;

Article 27-28, Paragraph 3;

Article 28, Paragraph 4;

Article 33, Paragraph 1;

Article 33-5, Paragraph 2;

Article 33-7; Article 58;

Article 66; and Article 202, Paragraph 2 (each Item)

	Cooperative Financial Institutions	Cooperative Financial Institutions, Development Bank of Japan Inc.

Article 33-8, Paragraph 1	are the financial institutions	are the financial institutions, or if Development Bank of Japan Inc. conducts the business activity referred to in Article 3, Paragraph 1, Item (16) of The Development Bank of Japan Inc. Act (Act No. 85 of 2007)

2.	Any directors, accounting counsel (kaikei sanyo) (including, if an accounting counsel is a firm, its members who should perform the duties as such; hereinafter in this Paragraph the same), statutory auditors, executive officers (shikkoyaku) or employees shall notify the Minister of Finance without delay as set forth in the Minister of Finance Ordinance if they take up a position of director, accounting counsel, statutory auditor or executive officer of a Financial Instruments Firm (limited to the firms that engages in the securities-related business set forth in Article 28, Paragraph 8 of the Financial Instruments and Exchange Act; hereinafter in this Paragraph the same) (including the cases where a director, accounting counsel, statutory auditor or executive officer of a Financial Instruments Firm come to concurrently hold a position of director, accounting counsel, statutory auditor or executive officer of the Corporation), or they resign a director, accounting counsel, statutory auditor or executive officer of a Financial Instruments Firm.

Article 5	Issue of the Development Bank of Japan Bonds

1.	The Corporation may issue the Development Bank of Japan Bonds.

2.	The provisions of Article 702 of the Companies Act (Act No. 86 of 2005, as amended) shall not apply where the Corporation issues the Development Bank of Japan Bonds.

3.	Only with respect to the Development Bank of Japan Bonds issued outside of Japan, the Corporation may issue certificates representing the Development Bank of Japan Bonds (including interest coupons appertaining thereto; hereinafter in this Paragraph, and Article 13, Paragraphs 3 and 4, Item (1), the same), as prescribed in the Cabinet Order, in the event that it is necessary to deliver replacement certificates to anyone who has lost those certificates.

Article 6	Method of Issue of the Development Bank of Japan Bonds

1.	If the Corporation issues certificates representing the Development Bank of Japan Bonds, such certificates shall be in bearer form; provided, however, that the Corporation may issue those certificates in registered form upon request of a subscriber or owner of the Bonds.

2.	If the Corporation issues the Development Bank of Japan Bonds, the Corporation shall not enter into a custody agreement with a subscriber of the Bonds in which matters set forth in the Ministry of Finance Ordinance and the Cabinet Office Ordinance are contained.

3.	The Corporation may issue certificates representing the Development Bank of Japan Bonds by way of a secondary distribution (uridashi). In that case, the Corporation shall determine the distribution period.

4.	If the Corporation issues certificates representing the Development Bank of Japan Bonds, the Corporation shall indicate the following matters on the face of those certificates:

(1)	Trade name of the Corporation;

(2)	Amount of the Bonds represented by the certificate;

(3)	Interest rates on the Development Bank of Japan Bonds represented by the certificate;

(4)	Method of redemption and maturity date of the Development Bank of Japan Bonds represented by the certificate; and

(5)	Numbers of the certificate.

5.	If the Corporation intends to issue the Development Bank of Japan Bonds by way of a secondary distribution, the Corporation shall give public notice of the following matters:

(1)	Distribution period;

(2)	Aggregate amount of the Development Bank of Japan Bonds;

(3)	If payment for the Development Bank of Japan Bonds is made in more than one installment, the amount of, and time schedule for, such payments;

(4)	Issue price or minimum price of the Development Bank of Japan Bonds;

(5)	If the Corporation intends to issue the Development Bank of Japan Bonds, the ownership rights of which shall be determined based on the entries or recordings in the central depositary account register as prescribed by the Act Concerning the Central Depository System of Corporate Debentures, Shares, Etc., description to the effect that the Development Bank of Japan Bonds are subject to said Act; and

(6)	Matters referred to in Items (1) through (4) of the immediately preceding Paragraph.

6.	The Corporation may issue the Development Bank of Japan Bonds at a discount.

Article 7	Extinctive Prescription of the Development Bank of Japan Bonds

The extinctive prescription periods of the principal of, and interest on, the Development Bank of Japan Bonds to be issued by the Corporation shall be fifteen (15) years and five (5) years, respectively.

Article 8	Mutatis Mutandis Application of the Currency and Securities Counterfeiting Control Act

The Currency and Securities Counterfeiting Control Act (Act No. 28 of 1895, as amended) shall be applied mutatis mutandis to the counterfeiting of certificates representing the Development Bank of Japan to be issued by the Corporation.

Article 9	Special Rules When Starting Acceptance of Deposits, Etc.

1.	If the Corporation intends to start acceptance of deposits set forth in Article 3, Paragraph 1, Item (1) or issue of the Development Bank of Japan Bonds, the Corporation shall obtain the prior approval of the Minister of Finance.

2.	If the Minister of Finance intends to give the approval referred to in the preceding Paragraph, the Minister of Finance shall, in advance, have a discussion with the Prime Minister and obtain his/her consent.

3.	The Prime Minister may request the Minister of Finance to provide the Prime Minister with the required materials and explanations, whenever the Prime Minister deems necessary after the discussion referred to in the immediately preceding Paragraph.

4.	The Prime Minister may request the Corporation to cooperate with the Prime Minister such as providing materials and explanations, to the required extent, whenever the Prime Minister deems especially necessary after the discussion referred to in Paragraph 2.

5.	The provisions of Article 4, Paragraph 1 of the Banking Act and Article 4, Paragraph 1 of the Long-Term Credit Bank Act (Act No. 187 of 1952, as amended) shall not apply to the business operations to be conducted by the Corporation in the case that the Corporation obtains the approval referred to in Paragraph 1.

Article 10	Mutatis Mutandis Application of the Banking Act

1.	The provisions of Articles 12-2, 13, 13-2, 13-4, 14, 14-2, 20, 21, 23 and 57-4 (limited to the portions relating to Item (1)) of the Banking Act shall apply mutatis mutandis to the Corporation when the Corporation obtains the approval referred to in Paragraph 1 of the immediately preceding Article. For this purpose, references to the “Prime Minister” and “Cabinet Office Ordinance” in these provisions (other than the second sentence of Article 13-4 and Article 20, Paragraph 7 of the Banking Act) shall be changed to read the “Minister of Finance and the Prime Minister” and the “Ministry of Finance Ordinance and the Cabinet Office Ordinance,” respectively, and reference to “Article 38, Items (1) and (2), and Article 38-2” in Article 13-4 of the Banking Act shall be changed to read “Article 38-2,” and other necessary technical changes to read shall be prescribed in the Cabinet Order.

2.	For the purpose of application of the provisions of the Financial Instruments and Exchange Act which shall be applied mutatis mutandis after changing to read in Article 13-4 of the Banking Act which is applied mutatis mutandis after changing to read in the preceding Paragraph, reference to the “Cabinet Office Ordinance” in those provisions shall be changed to read the “Ministry of Finance Ordinance and Cabinet Office Ordinance.”

3.	If the Government stipulates an ordinance pursuant to the provisions of the Banking Act which shall be applied mutatis mutandis after changing to read in Paragraph 1, the Government shall pay attention so that interests of users of business operations of the Corporation such as money lending, when it gives the approval referred to in Paragraph 1 of the immediately preceding Article may not be unreasonably infringed.

Article 11	Fiscal year

The fiscal year of the Corporation shall commence on April 1 of each year and end on March 31 of the following year.

Article 12	Shares

1.	If the Corporation intends to solicit those who will subscribe for shares offered for sale set forth in Article 199, Paragraph 1 of the Companies Act (Act No. 86 of 2005, as amended) (hereinafter in Article 34, Item (4) referred to as the “Shares Offered for Sale”) or stock acquisition rights offered set forth in Article 238, Paragraph 1 of the Companies Act (hereinafter in Article 34, Item (4) referred to the “Stock Acquisition Rights Offered”), or to deliver shares or stock acquisition rights in connection with a share-for-share exchange, the Corporation shall obtain authorization of the Minister of Finance.

2.	Without delay after the delivery of shares upon exercise of stock acquisition rights, the Corporation shall submit a report thereon to the Minister of Finance.

Article 13	Corporate Debentures, Development Bank of Japan Bonds and Borrowings

1.	Prior to the beginning of each fiscal year, the Corporation shall prepare its basic policy regarding the issue of corporate debentures (shasai) (other than the Development Bank of Japan Bonds, “Corporate Debentures”; hereinafter the same) and the Development Bank of Japan Bonds (excluding the short-term notes set forth in Article 66, Item (1) of the Act Concerning the Central Depositary System of Corporate Debentures, Shares, Etc. (Act No. 75 of 2001, as amended) from both the Corporate Debentures and the Development Bank of Japan Bonds, respectively; hereinafter in this Article and Article 18 the same), as well as regarding the borrowings (limited to those with more than one year to maturity; hereinafter in this Article and Article 18 the same), which provides for matters relating to the issue of the Corporate Debentures and the Development Bank of Japan Bonds, and the borrowing of money, such as the amounts of issue and borrowings, denominated currency of the Corporate Debentures, the Development Bank of Japan Bonds and the borrowings, as stipulated in the Ministry of Finance Ordinance, and obtain authorization of the Minister of Finance. If the Corporation intends to revise it, the same shall apply.

2.	If the Corporation issues the Corporate Debentures or the Development Bank of Japan Bonds, or borrows money, the Corporation shall submit a report thereon to the Minister of Finance without delay, as stipulated in the Minister of Finance Ordinance.

3.	Only with respect to the Corporate Debentures issued outside of Japan, the Corporation may issue certificates representing the Corporate Debentures, as prescribed in the Cabinet Order, in the event that it is necessary to deliver replacement certificates to anyone who has lost those certificates.

4.	The provisions of the second sentence of Paragraph 1, and Paragraph 2 shall not apply to the following cases:

(1)	When the Corporation issues certificates representing the Corporate Debentures or the Development Bank of Japan Bonds (hereinafter in the following Item and Article 25, Paragraph 2 referred to as the “Bond Certificates, Etc.”) upon request for reissue which will be made after a decision of nullification set forth in Article 699, Paragraph 2 of the Companies Act; and

(2)	When the Corporation issues the Bond Certificates Etc. as set forth in Article 5, Paragraph 3 or the immediately preceding Paragraph.

Article 14	Limits on Borrowing and Limitation on Extension of Credit

1.	The aggregate amount of the items identified below shall not exceed the amount equal to fourteen (14) times the total amount of paid-in capital and reserves (capital reserve and earned surplus reserve; hereinafter in this Article the same); provided, however, that if it is necessary, to refinance the issued old bank debentures (the bank debentures set forth in Article 43, Paragraph 1 of the Development Bank of Japan Act (Act No. 73 of 1999, as amended; hereinafter referred to as the “Old DBJ Act”) before abolishment as set forth in Article 26 of the Supplementary Provisions which were issued pursuant to Article 43, Paragraph 1 or Paragraph 4 of the Old DBJ Act, the “Old Bank Debentures”; hereinafter the same), the Corporate Debentures or the Development of Bank of Japan Bonds, the Corporation may issue the Corporate Debentures and the Development Bank of Japan Bonds, in excess of such amount only within the period of time required for such refinancing:

(1)	Outstanding amount of deposits;

(2)	Outstanding amount of borrowings;

(3)	Outstanding amount of funds deposited pursuant to Article 42, Paragraph 5 of the Old DBJ Act;

(4)	Outstanding amount of the obligations representing the principals of the Old Bank Debentures;

(5)	Outstanding amount of the obligations representing the principals of the Corporate Debentures and the Development Bank of Japan Bonds issued; and

(6)	Outstanding amount of those items which have the same economic nature as those referred to in each of the foregoing, howsoever described.

2.	The aggregate amount of the items identified below shall not exceed the sum of: (i) the amount of paid-in capital and reserves and (ii) the upper limit set forth in the main sentence of the preceding Paragraph:

(1)	Outstanding amount of the amounts of loans made and claims acquired (other than those relating to Securities set forth in Item (3));

(2)	Outstanding amount of obligations of guarantee;

(3)	Outstanding amount of Securities acquired (the Securities set forth in Article 3, Paragraph 3 and exclude the Securities referred to in Article 2, Paragraph 1, Items (1) and (2) of the Financial Instruments and Exchange Act (including the rights to be represented on such securities when such Securities are not issued), and those relating to capital contributions under the next following Item); and

(4)	Outstanding amount of capital contributions.

Article 15	Resolution for Election of Representative Directors and Other Officers

Resolutions for appointment and dismissal of the representative directors or representative executive officers of the Corporation, appointment and dismissal of statutory auditors, or appointment and dismissal of audit committee members (kansaiin) shall not become effective without authorization of the Minister of Finance.

Article 16	Authorization of Concurrent Positions of Directors

1.	Any director (or, if the Corporation is a company maintaining committees (iinkai secchi kaisha), any executive officer) who performs the day-to-day business of the Corporation shall not perform the day-to-day business of any other corporation without authorization of the Minister of Finance.

2.	The Minister of Finance shall, upon receipt of an application for the authorization referred to in the preceding Paragraph, grant his/her authorization, except in cases where it is determined that any matter so applied may interfere with sound and proper management of the Corporation.

Article 17	Business Plan

Prior to the beginning of each fiscal year, the Corporation shall draw out a business plan for the new fiscal year and obtain authorization of the Minister of Finance, as stipulated in the Ministry of Finance Ordinance. If the Corporation intends to revise it, the same shall apply.

Article 18	Redemption Plan

Prior to the beginning of each fiscal year, the Corporation shall draw out redemption plans for the Corporate Debentures, the Development Bank of Japan Bonds and the borrowings and obtain authorization of the Minister of Finance, as stipulated in the Ministry of Finance Ordinance. If the Corporation intends to revise it, the same shall apply.

Article 19	Subsidiaries Subject to Authorization

1.	If the Corporation intends to make any of the following entities (other than individuals in the cases of those referred to in Items (3), (4) and (7); hereinafter referred to as the “Subsidiaries Subject to Authorization”) its subsidiary (the subsidiary set forth in Article 2, Item (3) of the Companies Act), the Corporation shall obtain authorization of the Minister of Finance in advance:

(1)	Banks;

(2)	Long-term credit banks (the long-term credit banks set forth in Article 2 of the Long-Term Credit Bank Act (Act No. 187 of 1952, as amended));

(3)	Financial Instruments Firms (limited to those who engage in type I financial instruments trading business set forth in Article 28, Paragraph 1 of the Financial Instruments and Exchange Act);

(4)	Money lenders (the money lenders set forth in Article 2, Paragraph 2 of the Money Lending Business Act (Act No. 32 of 1983, as amended), and exclude those who concurrently conduct the business referred to in the preceding Items or fall within other requirements stipulated in the Ministry of Finance Ordinance);

(5)	Trust companies (the trust companies set forth in Article 2, Paragraph 2 of the Trust Business Act (Act No. 154 of 2004, as amended));

(6)	Insurance companies (the insurance companies set forth in Article 2, Paragraph 2 of the Insurance Business Act (Act No. 105 of 1995, as amended)); and

(7)	Those stipulated by the Ministry of Finance Ordinance as those who are similar to each of the foregoing.

Article 20	Amendment to the Articles of Incorporation, Etc.

1.	Resolutions for amendment to the Articles of Incorporation of the Corporation, disposition of surplus funds (other than disposition of losses) such as distribution, merger, corporate split, and dissolution shall not become effective without authorization of the Minister of Finance.

2.	If the Minister of Finance intends to grant the authorization referred to in the preceding Paragraph (limited to resolutions for merger, corporate split and dissolution), the Minister of Finance shall have a discussion with the Minister of Land, Infrastructure and Transport.

Article 21	Submission of Balance Sheet and Other financial Statements

For each fiscal year, the Corporation shall submit to the Minister of Finance, as stipulated in the Ministry of Finance Ordinance, its balance sheet, profit and loss statement and business report for the interim fiscal year (the period from April 1 to September 30 of the current fiscal year) of the current fiscal year, and its balance sheet, profit and loss statement and business report for the current fiscal year.

Article 22	Special Exemptions from Management of Fiscal Loan Funds

Notwithstanding the provisions of Article 10, Paragraph 1 of the Fiscal Loan Funds Act (Act 100 of 1951, as amended), the fiscal loan funds (the fiscal loan funds set forth in Article 2 of the Fiscal Loan Funds Act; hereinafter the same) may be appropriated for loans (hereinafter in Article 24 referred to simply as the “Loans”) to the Corporation when the Corporation borrows money for appropriation for expenses required for its operations set forth in Article 3, Paragraphs 1 and 2.

Article 23

1.	Notwithstanding the provision of Article 10, Paragraph 1 of the Fiscal Loan Funds Act, the fiscal loan funds may be appropriated for the Corporate Debentures and the Development Bank of Japan Bonds (hereinafter in the following Paragraph, immediately following Article and Article 25, Paragraph 1 referred to as the “Debentures, Etc.”) to be issued by the Corporation to appropriate the resulting proceeds for expenses required for its operations set forth in Article 3, Paragraphs 1 and 2.

2.	If the fiscal loan fund is invested in the Debentures, Etc. or the Old Bank Debentures, the fiscal loan fund shall not be used to underwrite, subscribe for or purchase (limited, in the case of the Old Bank Debentures, to purchase; hereinafter in this Paragraph referred to as the “Subscribe”) the Debentures, Etc. or the Old Bank Debentures in excess of five-tenths (5/10) of the outstanding amount of the Debentures, Etc. and the Old Bank Debentures or six-tenths (6/10) of the total amount of the Debentures, Etc. to be issued by the Corporation at a time. In this case, the Debentures, Etc. or the Old Bank Debentures to be Subscribed with the fiscal loan funds shall be the same as those otherwise Subscribed for with respect to the terms such as interest rate, collateral, method of redemption and maturity.

Article 24

For the purpose of application of the provisions of the Act Concerning Special Measures for Long-term Management of Fiscal Loan Funds (Act No. 7 of 1973, as amended) to the fiscal loan funds to be invested in making loans as set forth in Article 22 or the fiscal loan funds to be invested in the Debentures, Etc. as set forth in Paragraph 1 of the immediately preceding Article, the Corporation shall be deemed as the corporation set forth in Article 10, Paragraph 1, Item (7) of the Fiscal Loan Funds Act.

Article 25	Guarantee of Obligations

1.	Notwithstanding the provision of Article 3 of the Act Concerning Restrictions on Fiscal Assistance by the Government to Corporations (Act No. 24 of 1946, as amended), the Government may enter into a guarantee agreement for the obligations relating to the Debentures, Etc., to the extent of the amount approved by the resolutions of the Diet.

2.	In addition to the provision of the preceding Paragraph, the Government may enter into a guarantee agreement for the obligations relating to the Bond Certificates, Etc. to be issued by the Corporation upon request for reissue to be made after a decision of nullification set forth in Article 699, Paragraph 2 of the Companies Act, for delivery to those who have lost the Bond Certificates, Etc., or for the obligations relating to the Bond Certificates, Etc. to be issued by the Corporation as set forth in Article 5, Paragraph 3 or Article 13, Paragraph 3.

Chapter III

Miscellaneous Provisions

Article 26	Supervisory Measures

1.	The competent minister shall oversee and supervise the Corporation in accordance with the provisions of this Act.

2.	Whenever the competent minister deems necessary to secure sound and proper management of the Corporation in light of the condition of the business operations or properties of the Corporation, or the properties of the Corporation and its subsidiaries (which are limited to those subsidiaries set forth in Article 2, Item (3) of the Companies Act, which fall within the Subsidiaries Subject to Authorization; hereinafter in Paragraphs 2 and 5 of the immediately following Article, and Article 33, Paragraph 2, the same) or to otherwise effectuate this Act, the competent minister may request the Corporation to submit an improvement plan to secure its sound management by indicating those matters for which the Corporation should take measures and the deadline for submission or direct the Corporation to revise the improvement plan once submitted, or direct, to the extent necessary, the Corporation to suspend its business operations in whole or in part during the designated period of time or to deposit its properties to the competent deposit office, or give other orders concerning business necessary for supervision.

Article 27	Reports and Inspections

1.	If the competent minister deems necessary to secure sound and proper management of the Corporation and otherwise deems necessary to effectuate this Act, the competent minister may cause the Corporation to make a report, or have any of officials of the competent ministry enter into premises of the Corporation such as its office to inspect the condition of business or books, documents and other properties required.

2.	If the competent minister deems especially necessary to secure sound and proper management of the Corporation and otherwise deems especially necessary to effectuate this Act, the competent minister may, to the extent necessary, cause any of the subsidiaries or entities engaged by the Corporation for any services of the Corporation (hereinafter in this Paragraph, Paragraph 5 and Article 33, Paragraph 2 referred to as the “Contractors”) to make reports relevant to the condition of business of the Corporation or have any officials of the competent ministry enter into offices or other premises of the subsidiaries or the Contactors of the Corporation to inspect the condition of business or books, documents and other properties required which may serve as reference relating to the condition of business of the Corporation.

3.	When the officials conduct on-site inspection pursuant to the preceding two Paragraphs, those officials shall carry a certificate showing their identities and present it to the parties concerned.

4.	The authority of the officials to conduct on-site inspections pursuant to Paragraphs 1 and 2 shall not be interpreted as that for a criminal investigation.

5.	The subsidiaries and the Contractors of the Corporation may reject the report or on-site inspection pursuant to Paragraph 2, if there is any reasonable cause.

Article 28	Delegation of Authority

1.	The Minister of Finance may delegate a part of the authority to conduct on-site inspections pursuant to Paragraphs 1 or 2 of the immediately preceding Article to the Prime Minister, as stipulated in the Cabinet Order.

2.	If the Prime Minister has had the on-site inspections conducted pursuant to Paragraphs 1 or 2 of the immediately preceding Article based on the delegation of the authority under the preceding Paragraph, the Prime Minister shall promptly report the Minister of Finance on results of such inspections.

3.	The Prime Minister shall delegate the authority delegated pursuant to Paragraph 1 and the authority pursuant to the immediately preceding Paragraph to the Commissioner of the Financial Services Agency.

4.	The Commissioner of the Financial Services Agency may delegate all or a part of the authority delegated pursuant to the immediately preceding Paragraph to the director of the competent local financial bureau or local finance branch bureau, as stipulated in the Cabinet Order.

5.	If the Corporation obtains the approval referred to in Article 9, Paragraph 1, each provision of the preceding Paragraphs shall not apply.

Article 29	Competent Ministers

1.	The competent minister under this Act shall be the Minister of Finance provided, however, that in the case that the Corporation obtains the approval referred to in Article 9, Paragraph 1, the competent ministers for the following matters shall be the Minister of Finance and the Prime Minister:

(1)	Matters regarding the provisions of the Banking Act which are applied mutatis mutandis after changing to read in Article 10;

(2)	Matters regarding the directions and orders under Article 26, Paragraph 2 (limited to those to be given when it is deemed necessary to secure sound and proper management of the Corporation set forth in said Paragraph);

(3)	Matters regarding the direction for report and on-site inspections under Article 27, Paragraph 1 (limited to those to be made and conducted when it is deemed necessary to secure sound and proper management of the Corporation set forth in said Paragraph); and

(4)	Matters regarding the direction for report and on-site inspections under Article 27, Paragraph 2 (limited to those to be made and conducted when it is deemed especially necessary to secure sound and proper management of the Corporation set forth in said Paragraph).

2.	The Minister of Finance or the Prime Minister shall not be precluded from individually exercising the authority relating to the matters referred to in Item (3) or (4) of the preceding Paragraph as set forth in the proviso of the preceding Paragraph.

3.	If each minister referred to in each of the following Items exercises his/her authority pursuant to the immediately preceding Paragraph, he/she shall promptly inform the results thereof to the minister set forth opposite to him/her in each of the following Items:

(1)	Minister of Finance	Prime Minister

(2)	Prime Minister:	Minister of Finance

4.	In the cases stipulated in the proviso of Paragraph 1, reference to the “Minister of Finance” in Article 3, Paragraph 2 shall be changed to read the “Minister of Finance and the Prime Minister”; reference to the “Minister of Finance” in Article 13, Paragraph 2 shall be changed to read the “Minister of Finance (or, in relation to issue of the Development Bank of Japan Bonds, the Minister of Finance and the Prime Minister)”; reference to the “Minister of Land, Infrastructure and Transport” in Article 20, Paragraph 2 shall be changed to read the “Minister of Land, Infrastructure and Transport and the Prime Minister”; reference to the “, as stipulated in the Ministry of Finance Ordinance, its balance sheet, profit and loss statement and business report for interim fiscal year (the period from April 1 to September 30 of the current fiscal year) of the current fiscal year” in Article 21 shall be changed to read the “, as stipulated in the Ministry of Finance Ordinance (or, in relation to the fiscal year and interim fiscal year (the period from April 1 to September 30 of the current fiscal year; hereinafter in this Article the same) in and after the fiscal year in which the date on which the approval referred to in Article 9, Paragraph 1 is obtained is included, the Minister of Finance Ordinance and the Cabinet Officer Ordinance), its balance sheet, profit and loss statement and business report for interim fiscal year of the current fiscal year”, and reference to the “Minister of Finance” in Article 21 shall be changed to read the “Minister of Finance (or, in relation to the fiscal year and interim fiscal year in after the fiscal year in which the date on which the approval referred to in said Paragraph is obtained is included, the Minister of Finance and the Prime Minister).”

5.	In the case of the proviso of Paragraph 1, if the Minister of Finance intends to amend the Minister of Finance Ordinance referred to in Article 3, Paragraph 1, Item (7) or (8) he/she shall obtain the prior consent of the Prime Minister.

6.	The Prime Minister shall delegate the authorities under this Act (other than those authorities pursuant to Paragraphs 1 through 3 of the immediately preceding Article, and other authorities set forth in the Cabinet Order) to the Commissioner of the Financial Services Agency.

7.	The Commissioner of the Financial Services Agency may delegate a part of the authorities delegated to him/her pursuant to the immediately preceding Paragraph to the director of local finance bureau or local finance branch bureau.

Chapter IV

Penal Provisions

Article 30

1.	If any directors, executive officers (shikkoyaku), accounting counsel (kaikei sanyo) (if an accounting counsel is a firm, its members who should perform the duties as such), statutory auditors, or employees accept, solicit or promise to accept a bribe in connection with their duties, they shall be punished by imprisonment with work for not exceeding three (3) years. If they conduct improper activities or fail to conduct proper activities with the bribe, they shall be punished by imprisonment with work for not exceeding five (5) years.

2.	In the case of the immediately preceding Paragraph, the bribe accepted by the criminal person shall be confiscated. If the bribe in whole or in part cannot be confiscated, such amount shall be collected.

Article 31

1.	Any person who gives, offers or promises to give a bribe referred to in Paragraph 1 of the immediately preceding Article shall be punished with imprisonment for not exceeding three (3) years or a fine not exceeding 1,000,000 yen.

2.	If the person who committed the crime referred to in the immediately preceding Paragraph surrendered to justice, his/her penalty may be reduced or he/she may be exempted from the punishment.

Article 32

1.	The crime referred to in Article 30, Paragraph 1 shall comply with Article 4 of the Criminal Code (Act No. 45 of 1907).

2.	The crime referred to in Paragraph 1 of the immediately preceding Article shall comply with Article 2 of the Criminal Code.

Article 33

1.	Any directors, executive officers (shikkoyaku), accounting counsel (kaikei sanyo) (if an accounting counsel is a firm, its members who should perform the duties as such), statutory auditors, or employees of the Corporation who fail to make reports, or make false reports on matters to be reported in accordance with the provisions of Article 27, Paragraph 1, or refuse, interrupt or avoid inspection in accordance with the same paragraph, shall be punished with a fine not exceeding 300,000 yen.

2.	Any directors, executive officers (shikkoyaku), accounting counsel (kaikei sanyo) (if an accounting counsel is a firm, its members who should perform the duties as such), statutory auditors, or employees of the subsidiaries of the Corporation or the Contactors who fail to make reports, or make false reports on matters to be reported in accordance with the provisions of Article 27, Paragraph 2, or refuse, interrupt or avoid inspection in accordance with the same paragraph, shall be punished with a fine not exceeding 300,000 yen.

Article 34

In any of the following cases, any directors, executive officers (shikkoyaku), accounting counsel (kaikei sanyo) or its members who should perform the duties as such, or statutory auditors of the Corporation shall be punished with a non-penal fine not exceeding 1,000,000 yen:

(1)	When he/she has conducted business activities in violation of the provisions of Article 3, Paragraph 2;

(2)	When he/she has not notified of his/her concurrent position in violation of the provisions of Article 4, Paragraph 2;

(3)	When he/she has started acceptance of deposits or issue of the Development Bank of Japan Bonds in violation of the provisions of Article 9, Paragraph 1;

(4)	When he/she has solicited those who will subscribe for Shares Offered for Sale or Stock Acquisition Rights Offered, or delivered shares or stock acquisition rights in connection with a share-for-share exchange in violation of the provisions of Article 12, Paragraph 1;

(5)	When he/she has not submitted a report on the delivery of shares in violation of the provisions of Article 12, Paragraph 2;

(6)	When he/she has not obtained authorization for its basic policy in violation of the provisions of Article 13, Paragraph 1;

(7)	When he/she has not submitted a report on issue of the Corporate Debentures or the Development Bank of Japan Bonds, or borrowing money in violation of the provisions of Article 13, Paragraph 2;

(8)	When he/she has exceeded the limit or the total referred to in Article 14, Paragraph 1 or Paragraph 2 in violation of the provisions thereof;

(9)	When he/she has not obtained authorization for his/her concurrent position in violation of the provisions of Article 16, Paragraph 1;

(10)	When he/she has not obtained authorization for its business plan in violation of the provisions of Article 17;

(11)	When he/she has not obtained authorization for its redemption plans in violation of the provisions of Article 18;

(12)	When he/she has made Subsidiaries Subject to Authorization its subsidiary in violation of the provisions of Article 19;

(13)	When he/she has not submitted its balance sheet, profit and loss statement or business report, or has submitted the one which includes false statements or records in violation of the provisions of Article 21;

(14)	When he/she has violated the orders referred to in Article 26, Paragraph 2.

Article 35

Any person who violates the provisions of Article 2, Paragraph 1 shall be punished with a non-penal fine not exceeding 100,000 yen.

Supplementary Provisions

Article 1	Enforcement Date

This Act shall come into force from the date of promulgation; provided, however, that the provisions set forth in the following Items shall take effect from the date set forth in each Item:

(1)	The provisions of Paragraph 1, Items (5), and (11) through (17), Paragraph 3, Paragraph 4, Item (2), Paragraph 5 of Article 3, Article 4, Article 10, Article 14, Paragraph 2, Item (3), Article 19, Item (3), and Article 21 of the Supplementary Provisions: Date on which the Act Concerning Amendment to Parts of the Securities and Exchange Act (Act No. 65 of 2006) comes into force or the date on which this Act comes into force, whichever is later.

(2)	Provision of Article 19, Item (4): Date on which the Act Concerning Amendment to Parts of the Act Concerning the Regulations on the Money Lending Business (Act No. 115 of 2006) comes into force or the date on which this Act comes into force, whichever is later.

(3)	Provisions of Articles 26 through 60, and 62 through 65 of the Supplementary Provisions: October 1, 2008.

Article 2	Disposition of Government-Owned Shares

1.	Pursuant to Article 6, Paragraph 2 of the Act Concerning Promotion of Administrative Reform for Realizing the Simple and Effective Government (Act No. 47 of 2006, as amended), the Government shall make efforts to reduce the number of shares held by it in the Corporation (hereinafter in the following Paragraph and the Article 3 of the Supplementary Provisions referred to as “Government-Owned Shares”), taking into account the market situation, and shall dispose all of them in approximately five to seven years from April 1, 2015.

2.	For a period from the effectuation of this Act until the Government disposes of all of the Government-Owned Shares, the Government shall from time to time review matters, such as matters regarding the method in which the Government-Owned Shares should be disposed of and take the required measures based on the result of such review, so that the foundation of the Corporation’s investment and financing functions for long-term business funds will be maintained.

Article 2-2	Capital Contribution by the Government

The Government may make capital contributions to the Corporation, to the extent of the amount approved by the budget, whenever the Government deems necessary, until March 31, 2012.

Article 2-3	Issue of the Government Bonds

1.	The Government may issue the Government Bonds to use for securement of capital that become necessary to secure soundness of financial conditions of the Corporation in performing crisis response business set forth in Article 2, Item (5) of the Japan Finance Corporation Act (Act No. 57 of 2007) (hereinafter referred to as the “crisis response business”), until March 31, 2012.

2.	The Government, as set forth in the immediately preceding Paragraph, shall issue the Government Bonds and deliver them to the Corporation, to the extent of the amount approved by the budget.

3.	The Government Bonds to be issued as set forth in Paragraph 1 shall be non interest-bearing.

4.	The Government Bonds to be issued as set forth in Paragraph 1 may not be transferred, pledged as security, or otherwise disposed.

5.	In addition to those set forth in the preceding three Paragraphs, other matters necessary for the Government Bonds to be issued as set forth in Paragraph 1 shall be stipulated by the Ministry of Finance Ordinance.

Article 2-4	Redemption of the Government Bonds

1.	The Corporation may request the redemption of the Government Bonds delivered as set forth in Paragraph 2 of the immediately preceding Article, only within the amount calculated as stipulated by the Ministry of Finance Ordinance that become necessary as the amount of capital in response to the increase of assets related to its crisis response business (limited to those conducted by March 31, 2012).

2.	If the Government is requested by the Corporation to redeem all or a part of the Government Bonds delivered pursuant to Paragraph 2 of the immediately preceding Article, the Government shall promptly redeem them.

3.	When the redemption has been made pursuant to the immediately preceding Paragraph, the amount of the capital of the Corporation shall be the aggregate sum of the amount of the capital immediately preceding such redemption and the amount of such redemption.

4.	As for application of the provision of Article 445, Paragraph 1 of the Companies Act in the case where the immediately preceding Paragraph applies, “Unless it is otherwise provided for in this Act” therein shall be deemed to be replaced with “Unless it is otherwise provided for in this Act and in cases where the provision of Article 2-4, Paragraph 3 of the Supplementary Provisions of the Development Bank of Japan Inc. Act (Act No. 85 of 2007) applies.”

5.	In addition to those set forth in each of the preceding Paragraphs, other matters required for the redemption of the Government Bonds delivered by the Government as set forth in Paragraph 2 of the immediately preceding Article, shall be stipulated in the Ministry of Finance Ordinance.

Article 2-5	Return of the Government Bonds

1.	If there are any Government Bonds delivered as set forth in Article 2-3, Paragraph 2 of the Supplementary Provision, those which are not redeemed as of July 1, 2012, the Corporation shall return the unredeemed Government Bonds to the Government.

2.	The Government shall immediately cancel the Government Bonds when the Government Bonds are returned as set forth in the immediately preceding Paragraph.

3.	In addition to those set forth in the preceding two Paragraphs, other matters required for the return and the cancellation of the Government Bonds delivered by the Government as set forth in Article 2-3, Paragraph 2 of the Supplementary Provision, shall be stipulated in the Ministry of Finance Ordinance.

Article 2-6	Special Rules for Taxation of the Registration License Tax

In case of the investment as set forth in Article 2-2 of the Supplementary Provision, or the redemption as set forth in Article 2-4, Paragraph 2 of the Supplementary Provision, no registration license tax shall be assessed on registration of the increase in the amount of capital of the Corporation, limited to only those registered as set forth in the Minister of Finance Ordinance.

Article 3	Abolition of This Act and Other Measures

If the Government disposes of all of the Government-Owned Shares, the Government shall immediately take measures to abolish this Act, as well as measures necessary to smoothly assign the business operations, functions, and rights and obligations of the Corporation to any organization to be formed as a bearer of the functions commensurate with the investment and financing functions held by the Corporation.

Article 4	Special Rules for Business Operations during the Preparatory Period

1.	In order for the Corporation to smoothly start the business operations as soon as it is duly organized, The Development Bank of Japan (hereinafter referred to as “DBJ”) may borrow Long-term Loans, in addition to those set forth in Article 42, Paragraphs 1 and 2 of the Development Bank of Japan Act (Act No. 73 of 1999, as amended; hereinafter, except for Article 26 of the Supplementary Provisions, referred to as the “DBJ Act”), during the Preparatory Period (the period from the date on which this Act comes into force up to September 30, 2008; the same in Paragraph 5).

2.	DBJ shall prepare its basic policy regarding the borrowing of Long-term Loans to be made pursuant to the preceding Paragraph which provides for the matters relating to the borrowing of the Long-term Loans such as the amounts of borrowing and currency in which the Long-term Loans are denominated, and obtain authorization of the Minister of Finance, without delay after the date on which this Act comes into force in the case of the fiscal year during which such date is included, or prior to April 1, 2008 in the case of the fiscal year beginning on April 1, 2008. If the Corporation intends to revise it, the same shall apply.

3.	If DBJ borrows a Long-term Loan as set forth in Paragraph 1, DBJ shall notify the Minister of Finance thereof without delay as set forth in the Minister of Finance Ordinance.

4.	The Long-term Loans as set forth in Paragraph 1 shall be deemed as the borrowed money under Article 42, Paragraph 1 of the DBJ Act and the provisions of Article 44 of the DBJ Act shall apply the said Long-term Loans.

5.	If DBJ borrows a short-term borrowing during the Preparatory Period as set forth in Article 42, Paragraph 2 of the DBJ Act, reference to “within the current fiscal year” in Paragraph 3 of said Article shall be changed to read “within one year.”

6.	If DBJ borrows a Long-term Loans as set forth in Paragraph 1, reference to “this Act, in Article 13, Paragraph 2, Item (1) of the DBJ Act shall be changed to read “this Act or the Development Bank of Japan Inc. Act (Act No. 85 of 2007) or order under these Acts”, and reference to “this Act and the Cabinet Order under this Act” in Article 48 of the DBJ Act shall be changed to read “this Act and the Development Bank of Japan Inc. Act, and the Cabinet Orders under these Acts.” Reference to “this Act” in Article 49, Article 50, Paragraph 1, and Article 52 of the DBJ Act shall be changed to read “this Act and the Development Bank of Japan Inc. Act,” and reference to “this Act” in Article 54, Items (1) and (2) of the DBJ Act shall be changed to read “this Act or the Development Bank of Japan Inc. Act.”

7.	“Long-term Loans” set forth in Paragraphs 1 through 4 and the immediately preceding Paragraph mean the loans from financial institutions such as banks, other than the short-term borrowings set forth in Article 42, Paragraph 3 of the DBJ Act which is applied after changing to read as set forth in Paragraph 5.

8.	For the purpose of application of Article 22, Paragraph 1 of the DBJ Act to the mid-term government policy principles set forth in said Paragraph for the period commencing on April 1, 2008, reference to the “three-year mid-term government policy principles” shall be changed to read the “government policy principles for the term beginning on April 1, 2005.”

Article 5	Founding Members

The Minister of Finance shall appoint the founding members to serve as promoters for incorporation of the Corporation.

Article 6	Articles of Incorporation

The founding members shall prepare the Articles of Incorporation and have them authorized by the Minister of Finance.

Article 7	Shares to Be Issued upon the Incorporation of the Corporation

1.	The following matters regarding the shares to be issued upon the incorporation of the Corporation, and total number of shares which the Corporation can issue shall be determined in the Articles of Incorporation:

(1)	Number of shares (or, if the Corporation is to be organized as a company issuing class shares, classes of those shares and number of each class of shares);

(2)	Amount to be paid for shares (the amount of cash to be paid or amount of non-cash property to be contributed in exchange for each share); and

(3)	Matters relating to the amounts of paid-in capital and capital reserves.

2.	Notwithstanding the provision of Article 445, Paragraph 2 of the Companies Act, with respect to the shares to be issued by the Corporation upon its incorporation, the Corporation may elect not to account for the amount in excess of (, as well as the amount not exceeding,) a half of the amounts of properties contributed by DBJ upon the incorporation of the Corporation as paid-in capital. For this purpose, reference to “this Act” in Article 445, Paragraph 1 of the Companies Act shall be changed to read “this Act or the Development Bank of Japan Inc. Act (Act No. 85 of 2007).”

Article 8	Subscription for Shares

1.	DBJ shall subscribe for all shares to be issued by the Corporation upon its incorporation, and the founding members shall allocate them to DBJ.

2.	The right as the subscriber for shares allocated pursuant to the preceding Paragraph in connection with the incorporation of the Corporation shall be exercised by the Government.

Article 9	Capital Contribution

Upon the incorporation of the Corporation, DBJ shall contribute all of its properties, except assets to be assumed by Japan pursuant to Article 15, Paragraph 2 of the Supplementary Provisions, to the Corporation.

Article 10	Organizational Meeting

For the purpose of application of the provision of Article 65, Paragraph 1 of the Companies Act concerning the incorporation of the Corporation, reference to the “on and after either the date under Article 58, Paragraph 1, Item (3) or the last day of the period under such item, whichever comes later,” shall be changed to read “after allotment of shares set forth in Article 8, Paragraph 1 of the Supplementary Provisions of the Development Bank of Japan Inc. Act (Act No. 85 of 2007).”

Article 11	Establishment of the Corporation

Contributions to be made by DBJ pursuant to Article 9 of the Supplementary Provisions shall be made when the provision of Article 26 of the Supplementary Provisions becomes effective, and the Corporation shall be established, notwithstanding the provision of Article 49 of the Companies Act.

Article 12	Registration of Incorporation

Notwithstanding the provision of Article 911, Paragraph 1 of the Companies Act, the Corporation shall register its incorporation without delay after the establishment of the Corporation.

Article 13	Transfer to the Government without Consideration

The shares to be acquired by DBJ through its capital contribution shall be transferred to the Government without consideration at the time of establishment of the Corporation.

Article 14	Exception from Application of the Companies Act

The provisions of Article 30 and Part II, Chapter 1, Section 3 of the Companies Act shall not apply to the incorporation of the Corporation.

Article 15	Dissolution of DBJ, Etc.

1.	DBJ shall be dissolved at the time of establishment of the Corporation, whereupon any and all rights and obligations of DBJ shall be taken over by the Corporation, except for those assets to be assumed by the Government as set forth in the following Paragraph.

2.	Of the rights actually held by DBJ at the time of establishment of the Corporation, the assets which will be considered no longer necessary for the Corporation to smoothly perform its future business operation shall be assumed by Japan at the time of establishment of the Corporation.

3.	The scope of assets to be assumed by Japan pursuant to the immediately preceding Paragraph, and other matters required for transfer of those assets to Japan shall be prescribed in the Cabinet Order.

4.	The fiscal year of DBJ commencing on April 1, 2008 shall end on the day immediately preceding the date of dissolution of DBJ.

5.	Settlement of accounts, and preparations, Etc. of list of properties, balance sheets, and profits and loss statements of DBJ for the fiscal year commencing on April 1, 2008 shall be conducted by the Corporation as previously conducted, except for the portions relating to Article 38, Paragraph 1 (limited to the portions relating to the Auditor’s opinions) and Article 40, Paragraph 1 (limited to the portions relating to the Auditor’s opinions) of the Old DBJ Act. For this purpose, the reference to “for each half-year from April to September and from October to March of the following year” and “for each half-year and for each fiscal year” in Article 38, Paragraph 1 of the Old DBJ Act shall be deleted, and references to “within two months after the end of the relevant half-year or three months after the end of the fiscal year” in said Paragraph shall be changed to read “on or prior to December 31, 2008.” Reference to “the settlement of accounts for each fiscal year not later than May 31 of the following fiscal year” in Article 39 of the Old DBJ Act shall be changed to read “the settlement of accounts for the fiscal year commencing on April 1, 2008 not later than November 30, 2008.” Reference to “November 30 of the following fiscal year” in Article 4, Paragraph 3 of the Old DBJ Act shall be changed to read “November 30, 2009.”

6.	Disposition of profits and payment into the national treasury by DBJ under Article 41 of the Old DBJ Act for the fiscal year commencing on April 1, 2008 shall be conducted by the Corporation as previously conducted. For this purpose, references to “each fiscal year” and “May 31 of the following fiscal year” in Article 41, Paragraph 3 of the Old DBJ Act shall be changed to read “the fiscal year commencing on April 1, 2008” and “November 30, 2008,” respectively.

7.	The matters regarding the registration of the dissolution in the case that DBJ is dissolved pursuant to Paragraph 1, shall be prescribed in the Cabinet Order.

Article 16	Values of Properties Assumed

1.	The values of assets and liabilities assumed by the Corporation from DBJ (in the immediately following Paragraph referred to as the “Assumed Properties”) shall be as evaluated by evaluation officers (hyoka iin).

2.	If evaluation officers intend to make evaluations as set forth in the preceding Paragraph, their evaluations shall be made based on the market prices of the Assumed Properties as of the date on which the Corporation is established; provided, however, that if it is deemed inappropriate to use the market prices taking into account the matters of the Assumed Properties such as the kinds and purpose of use, their evaluations may be made not based on the market prices of the Assumed Properties.

3.	In addition to those set forth in the preceding two Paragraphs, evaluation officers and other matters necessary for evaluations shall be prescribed in the Cabinet Order.

Article 17	Transitional Measures in Connection with Assumption of Rights and Obligations

1.	With respect to the Old Bank Debentures and interest coupons concerning the obligations to be assumed by the Corporation pursuant to Article 15, Paragraph 1 of the Supplementary Provisions, the provisions of Article 43, Paragraphs 5 and 6 of the Old DBJ Act shall remain effective and in force even after the provision of Article 26 of the Supplementary Provisions becomes effective.

2.	With respect to the old Hokuto bonds (the Hokkaido-Tohoku Development Finance Corporation Bonds issued pursuant to Article 27, Paragraph 1 of the Hokkaido-Tohoku Development Finance Corporation Act (Act No. 97 of 1956, as amended; hereinafter in this Paragraph referred to as the “Old HTDFC Act”) before abolishment under Article 17, Item (2) of the Supplementary Provisions of the Old DBJ Act) and interest coupons to be assumed by the Corporation pursuant to Article 15, Paragraph 1 of the Supplementary Provision, the provisions of Article 27, Paragraphs 3 and 4 of the Old HTDFC Act shall remain effective and in force even after the provision of Article 26 of the Supplementary Provisions becomes effective.

3.	The guarantee agreements executed by the Government pursuant to Article 45, Paragraph 1 or 3 of the Old DBJ Act with respect to the obligations concerning the Old Bank Debentures to be assumed by the Corporation pursuant to Article 15, Paragraph 1 of the Supplementary Provisions shall continue to be effective upon the previous terms and conditions with respect to such obligations concerning the Old Bank Debentures even after the assumption thereof by the Corporation.

4.	The guarantee agreements executed by the Government pursuant to Article 37-3, Paragraph 1 or 2 of the old Japan Development Bank Act (Act No. 108 of 1951, as amended; hereinafter in this Paragraph referred to as the “Old JDB Act”) before abolishment under Article 17, Item (1) of the Supplementary Provisions of the Old DBJ Act with respect to the obligations concerning the foreign currency-denominated bonds set forth in Article 37-2, Paragraph 1 of the Old JDB Act issued pursuant to Article 37-2, Paragraph 1 or 2 of the Old JDB Act to be assumed by the Corporation pursuant to Article 15, Paragraph 1 of the Supplementary Provision shall continue to be effective upon the previous terms and conditions with respect to such obligations concerning the foreign currency-denominated bonds even after the assumption thereof by the Corporation.

5.	The guarantee agreements executed by the Government pursuant to Article 2, Paragraph 2 or 3 of the Act Concerning Special Measures for Acceptance of Foreign Capitals from the International Bank for Reconstruction and Development and Other Organizations (Act No. 51 of 1953, as amended) with respect to the obligations concerning the Old Bank Debentures to be assumed by the Corporation pursuant to Article 15, Paragraph 1 of the Supplementary Provisions shall continue to be effective upon the previous terms and conditions with respect such obligations constituting the Old Bank Debentures even after the assumption thereof by the Corporation, and the public imposts such as taxes on interests on and profits from redemption of the Old Bank Debentures concerning those guarantee agreements shall be the same as in effect under the previous arrangements.

Article 18	Competent Ministers

The competent ministers under Article 26, Paragraph 2 and Article 27, Paragraph 1 for management of assets to be assumed by the Corporation pursuant to Article 15, Paragraph 1 of the Supplementary Provisions (hereinafter in this Article referred to as the “Assumed Assets”) shall, notwithstanding the provisions of Article 29, Paragraph 1, be as follows:

(1)	For management of the Assumed Assets set forth in the Cabinet Order in the Hokkaido or the Tohoku Region (the areas of Aomori, Iwate, Miyagi, Akita, Yamagata, Fukushima and Niigata prefectures): Minister of Finance and Minister of Land, Infrastructure and Transport; and

(2)	For management of the Assumed Assets other than the Assumed Assets set forth in the preceding Item: Minister of Finance.

Article 19	Transitional Measures for the Fiscal Year

Notwithstanding the provision of Article 11, the first fiscal year of the Corporation shall commence on the date on which of the Corporation is established and end on March 31, 2009.

Article 20	Transitional Measures for the Basic Policy

1.	For the purposes of the basic policy, business plans and redemption plans for the first fiscal year of the Corporation, reference to “prior to the beginning of each fiscal year” in Article 13, Paragraph 1, Article 17 and Article 18 shall be changed to read “without delay after the incorporation of the Corporation.”

2.	For the purposes of the balance sheet, profit and loss statement and business report for the first fiscal year of the Corporation, references to “For each fiscal year” and “the interim business period (the period from April 1 to September 30 of the current year) of the current fiscal year, and its balance sheet, profit and loss statement and business report for the current fiscal year” in Article 21 shall be changed to read “For the fiscal year in which the date on which the Corporation is established is included” and “the current fiscal year,” respectively.

3.	For the purpose of application of the provisions of the preceding Paragraph when the Corporation obtains the approval under Article 9, Paragraph 1, the “Ministry of Finance Ordinance” and “Minister of Finance” in Article 21 which are applied mutatis mutandis after changing to read in said Paragraph shall be changed to read the “Ministry of Finance Ordinance and the Cabinet Office Ordinance” and the “Minister of Finance and the Prime Minister,” respectively.

Article 21	Special Rules for Operations of Registered Financial Institution

1.	Within three (3) months of the date set forth in Article 1, Item (3) of the Supplementary Provision (or, if the registration under Article 33-5, Paragraph 1 of the Financial Instruments and Exchange Act is rejected during such period or if abolition of the operations of the registered financial institution (the operations of registered financial institution set forth in Article 33-5, Paragraph 1, Item (3) of the Financial Instruments and Exchange Act, including the operations referred to in Article 3, Paragraph 1, Item (16) to be conducted pursuant to Article 33-8, Paragraph 1 of the same Act which is applied after changing to read as set forth in Article 4, Paragraph 1; the same in this Article) is ordered pursuant to the provisions of Article 52-2, Paragraph 1 of the Financial Instruments and Exchange Act which is applied after the changing to read as set forth in the immediately following Paragraph, the period up to the date of such rejection or the date of order of such abolition), the Corporation may, notwithstanding the provisions of Article 33-2 of the Financial Instruments and Exchange Act which is applied after changing to read as set forth in Article 4, Paragraph 1, conduct the operations of the registered financial institutions. If the Corporation applies for registration under said Article during such period, the same shall apply until the date of receipt of notice of registration or the date of receipt of notice of no registration after the elapse of such period.

2.	If the Corporation conducts the operations of registered financial institution pursuant to the preceding Paragraph, the provisions of the Financial Instruments and Exchange Act (except for Article 33-6; Article 37, Paragraph 1, Item (2); Article 37-3, Paragraph 1, Item (2); Article 50-2, Paragraph 2; Article 52-2, Paragraph 1, Item (2) and Paragraph 3; Article 54; and Article 64, Paragraph 2) shall apply by deeming the Corporation as the registered financial institution (the Registered Financial Institution set forth in Article 2, Paragraph 11 of the Financial Instruments and Exchange Act). For this purpose, reference to “rescind the registration under Article 33-2” in Article 52-2, Paragraph 1 (except for Item (2)) of the Financial Instruments and Exchange Act shall be changed to read “order the abolition of operations of registered financial institution,” reference to “rescind the registration under Article 29 or 33-2 or the authorization under Article 30, Paragraph 1 pursuant to Article 52, Paragraph 1 or Article 52-2, Paragraph 1” in Article 54-2, Item (1) of the same Act shall be changed to read “order the abolition of operations of the registered financial institution pursuant to Article 52-2, Paragraph 1 which is applied after changing to read as set forth in Article 21, Paragraph 2 of the Supplementary Provisions of the Development Bank of Japan Inc. Act (Act No. 85 of 2007),” reference to “registration under Article 29 or 33-2 is rescinded pursuant to Article 52, Paragraph 1, Article 52-2, Paragraph 1, Article 53, Paragraph 3 or Article 54” in Article 56, Paragraph 1 of the same Act shall be changed to read the “abolition of operations of the registered financial institution is ordered pursuant to Article 52-2, Paragraph 1 which is applied after changing to read as set forth in Article 21, Paragraph 2 of the Supplementary Provisions of the Development Bank of Japan Inc. Act,” and reference to “rescission of registration under Article 33-2 as set forth in Article 52-2, Paragraph 1” in Article 194-3, Item (3) of the same Act and reference to “rescission of registration under Article 33-2 as set forth in Article 52-2, Paragraph 1 or 3 or Article 54” in Article 194-4, Paragraph 1, Item (5) of the same Act shall be changed to read “order of abolition of operations of the registered financial institution pursuant to Article 52-2, Paragraph 1 which is applied after changing to read as set forth in Article 21, Paragraph 2 of the Supplementary Provisions of the Development Bank of Japan Inc. Act” and other required technical changes to read shall be prescribed in the Cabinet Order.

3.	For the purpose of application of Article 33-5, Paragraph 1, Item (1) of the Financial Instruments and Exchange Act in the event that the Corporation is ordered to abolish the operations of the registered financial institution pursuant to Article 52-2, Paragraph 1 of the same Act which is applied after changing to read as set forth in the immediately preceding Paragraph, the Corporation shall be deemed as the entity whose registration under Article 33-2 of the same Act is rescinded pursuant to Article 52-2, Paragraph 1 of the same Act, and the date on which such abolition is ordered shall be deemed as the date of rescission of registration under said Article 33-2 pursuant to Article 52-2, Paragraph 1 of the same Act.

4.	For one year of the date set forth in Article 1, Item (3) of the Supplementary Provision, the Corporation may, notwithstanding the provision of Article 64, Paragraph 2 of the Financial Instruments and Exchange Act, cause any persons other than those who are registered pursuant to Paragraph 1 of said Article to conduct the duties of sales representatives (gaimu-in). If the Corporation applies for registration under said Paragraph during such period, the same shall apply until the date of receipt of notice of registration with respect to such application or the date of receipt of notice of no registration after the elapse of such period with respect to such application.

Article 22	Special Rules for Taxation of the Registration License Tax

1.	No registration license tax shall be assessed on registration of the incorporation of the Corporation pursuant Article 12 of the Supplementary Provisions, and registration or recordation of the Corporation in connection with provisions of properties upon the capital contribution by DBJ pursuant to Article 9 of the Supplementary Provisions.

2.	With respect to the registration license tax for registration or recordation of origination (hozen), creation (settei) or transfer (iten) of lien (sakidori token), pledge (shichiken) or mortgage (teitoken) to secure the claims concerning business operations set forth in Article 20, Paragraph 1, Item (1) of the Old DBJ Act which shall be assumed by the Corporation from DBJ pursuant to Article 15, Paragraph 1 of the Supplementary Provisions, or registration of transfer of movable properties or transfer of claims, based on the agreements executed by DBJ before the provision of Article 48 of the Supplementary Provisions comes into force, the provision of Schedule III-22 of the Registration Tax Act (Act No. 35 of 1967, as amended) before amendment under Article 48 of the Supplementary Provisions shall still remain effective and in force.

Article 23	Special Rules for Taxation of the Corporation Tax

1.	Capital investment in the Corporation to be made by DBJ pursuant to Article 9 of the Supplementary Provisions (hereinafter in this Article referred to as the “Specified In-kind Contribution”) shall be deemed as qualified in-kind contribution set forth in Article 2, Item (12-14) of the Corporation Tax Act (Act No. 34 of 1965, as amended), and the Corporation Tax Act and other laws and ordinances relating to the corporation tax shall be applied on such basis.

2.	With respect to assets and liabilities of DBJ to be transferred by the Specified In-kind Contribution which shall be subject to the Corporation Tax Act and other laws and ordinances relating to the corporation tax pursuant to the immediately preceding Paragraph, the value evaluated by evaluation officers pursuant to Article 16, Paragraph 1 of the Supplementary Provisions shall be deemed as the book value; provided, however, that with respect to allowance for loan losses, the amount purported to be assumed by the Corporation pursuant to the immediately following Paragraph shall be deemed as the book value, and the book values of the amounts of allowances prescribed by the Cabinet Order such as allowance for retirement payments shall be nil.

3.	If it is determined to apply the provisions of Article 52 of the Corporation Tax Act in the fiscal year in which the day prior to the date of the Specified In-kind Contribution of the DBJ is included (in the immediately following Paragraph referred to the “Final Fiscal Year”), the amount up to the upper limit of individual allowance for loan losses set forth in Article 52, Paragraph 1 as calculated in said Paragraph or the amount up to the amount calculated as prescribed by the Cabinet Order as set forth in Paragraph 2 of said Article shall, notwithstanding the provisions of Paragraph 7 of the said Article, be assumed by the Corporation. For this purpose with respect to calculation of the amount of income for the fiscal year in which the date of the Specified In-kind Contribution of the Corporation is included, the amount assumed by the Corporation shall be included in the amount of profits.

4.	The Corporation shall submit the financial statements of DBJ for the Final Fiscal Year set forth in Article 38, Paragraph 1 of the Old DBJ Act to the director of competent district tax office within three (3) months of the date of the Specified In-kind Contribution.

Article 24	Special Rules for Taxation of Local Taxes

No real estate acquisition tax or vehicle acquisition tax can be imposed on acquisition of real estate or vehicle in connection with capital investment to be made by DBJ pursuant to the provision of Article 9 of the Supplementary Provisions.

Article 25	Delegation to the Cabinet Order

In addition to those set forth in Articles 2 to 24 of the Supplementary Provisions, matters necessary for incorporation of the Corporation and dissolution of DBJ, as well as other matters necessary for effectuation of these provisions shall be stipulated in the Cabinet Order.

Article 26	Abolition of the Development Bank of Japan Act

The Development Bank of Japan Act shall be abolished.

Article 27	Transitional Measures for Abolition of the Development Bank of Japan Act

1.	Actions such as dispositions and procedures made, taken or done pursuant to the Old DBJ Act (except Article 10 thereof) before the provision of the immediately preceding Article becomes effective shall be considered the actions such dispositions and procedures made, taken, or done pursuant to the corresponding provisions of this Act.

2.	The provisions of Article 16, Paragraphs 5 and 6 of the Supplementary Provisions of the Old DBJ Act shall still remain effective even after the provisions of the immediately preceding Article takes effect, with respect to the lending of funds by the Corporation to the designated entities under Article 2, Paragraph 5 of the Act Concerning Facilitation of the Improvement, Etc. of Public Facilities, Etc. by Private Fund (Act No. 117 of 1999, as amended). For this purpose, reference to the “Bank” and reference to “, in accordance with Item (1), Paragraph 1, Article 20 hereof, to provide funds required for businesses deemed under Article 13 of the said Act” in Article 16, Paragraph 5 of the Old DBJ Act shall be changed to read “Development Bank of Japan Inc.” and “to provide funds required for business deemed under Article 13 of the said Act”, respectively. References to “the interest-free loans made by the Bank in accordance with the provisions of the preceding paragraph (excluding interest-free loans using money deposited by the Private Urban Development Promotion Organization provided in Article 3 of the Special Measure Act concerning Promotion of Private Urban Development (Act No. 62 of 1987)” and “to the Bank” in Article 16, Paragraph 6 of the Old DBJ Act shall be changed to read “the interest-free loans made by Development Bank of Japan Inc. in accordance with the provisions of the preceding paragraph” and “to Development Bank of Japan Inc.,” respectively.

3.	In addition to those set forth in the preceding two Paragraphs, transitional measures necessary for the abolition of the DBJ Act shall be prescribed by the Cabinet Order.

Article 28 to Article 65

(Translation omitted)

Article 66	Examinations

On or prior to the date set forth in Article 1, Item (3) of the Supplementary Provisions, the Government shall examine measures to secure the equal competitive conditions with other business entities, with respect to the systems for which the investment and financing functions of DBJ are utilized pursuant to the provisions of relevant laws (including ordinances under those laws), such as the Act Concerning Collaterals for Borrowings of Electricity Companies from The Development Bank of Japan (Act No. 145 of 1950, as amended), the Act Concerning the Securement of Oil Reserves, Etc. (Act No. 96 of 1975, as amended), the Act Concerning Promotion of Development and Promotion of Introduction of Alternative Energy to Oil (Act No. 71 of 1980, as amended), the Special Measures Act Concerning Promotion of Private Urban Development (Act No. 62 of 1987, as amended), the Extraordinary Measures Act Concerning Promotion of Business Activities for Rationalization of Usage of Energy and Effective Use of Resources (Act No. 18 of 1993, as amended) and the Act Concerning Facilitation of the Improvement, Etc. of Public Facilities, Etc. by Private Fund, Etc. (Act No. 117 of 1999, as amended), while considering the convenience of users of those systems, and take the required measures based on the results of such examination.

Article 67	Utilization of the Corporation’s Investment and Financing Functions for Long-term Business Funds

If the Government utilizes the Corporation’s investment and financing functions for long-term business funds on or after the date set forth in Article 1, Item (3) of the Supplementary Provisions, the Government shall take measures necessary to secure the equal competition conditions, as well as other measures necessary for utilization of such investment and financing functions, paying attention to the Corporation’s appropriate competitive relationships with other business entities.

CERTIFICATE

We, attorneys-at-law, do hereby certify that attached hereto are true and correct translations of the Development Bank of Japan Inc. Act (Act No. 85 of 2007, as amended) into the English language and that this Act is in full force and effect as of the date hereof.

IN WITNESS WHEREOF, we have hereunto set our hands this 10th day of September 2012.

/s/ Anderson Mori & Tomotsune
Anderson Mori & Tomotsune